UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2019

GREIF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-00566	31-4388903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Winter Road, Delaware, Ohio		43015
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (740) 549-6000

Not Applicable

(Former name or former address, if changed since last report.)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 24, 2019, Greif, Inc. (“Greif”) entered into a limited consent and waiver (the “Consent and Waiver”) to the credit agreement (the “Existing Credit Agreement”) for its existing senior secured credit facilities with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). The Consent and Waiver constitutes an amendment to the Existing Credit Agreement.

Subject to the terms and conditions of the Consent and Waiver, the lenders and the Administrative Agent have consented to the offer and issuance of the Notes (as defined and described under Item 7.01 below) and otherwise granted a limited waiver of the terms and provisions of the loan documents for the existing senior secured credit facilities that would otherwise prohibit or otherwise restrict Greif from undertaking the offer and issuance of the Notes and making interest payments thereunder. The Consent and Waiver is in effect for a period commencing on the date of the Consent and Waiver and continuing until the earlier of (a) the date that the Notes are redeemed following notification to the trustee under the indenture that the Caraustar Acquisition (as defined under Item 7.01 below) will not be consummated or otherwise an announcement is made that the merger agreement related thereto has been terminated and (b) the effective date of any amendment to the Existing Credit Agreement executed and delivered in connection with the consummation of the Caraustar Acquisition.

The foregoing description of the Consent and Waiver and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Consent and Waiver attached to this Current Report on Form 8-K as Exhibit 10.1, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On January 28, 2019, Greif issued a press release announcing the commencement of a private offering of $500 million aggregate principal amount of senior notes due 2027 (the “Notes”), subject to market and other conditions. The offering of the Notes is part of the financing of the merger consideration for the previously announced acquisition (the “Caraustar Acquisition”) of Paperboard Parent, Inc. (“Paperboard”), the parent company of Caraustar Industries, Inc., by Greif. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

The Notes and the related guarantees will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

In connection with the Notes offering, Greif is disclosing certain information regarding Greif, Paperboard and the combined company following the Caraustar Acquisition, including certain historical and pro forma financial information, to potential investors. Pursuant to Regulation FD, Greif is furnishing certain of this information as Exhibit 99.2 to this Current Report on Form 8-K.

We currently expect the Caraustar Acquisition to close in the first quarter of calendar year 2019. The Caraustar Acquisition is, however, subject to customary closing conditions and we cannot guarantee that the Caraustar Acquisition will be completed during this period or at all. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 is scheduled to expire, if not extended, at 11:59 p.m. Eastern Time on February 4, 2019.

If the Caraustar Acquisition is completed, following the closing, Greif will be required to prepare and file with the Securities and Exchange Commission (“SEC”) historical financial information of Paperboard, which will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applicable to public companies, as well as pro forma financial information giving effect to the Caraustar Acquisition on Greif’s financial results for those periods. The historical financial information for Paperboard included in those SEC filings may differ from the historical financial information for Paperboard and pro forma financial information furnished herewith due to the amortization of goodwill and the tax effects thereof, adjustments that may be required as a result of goodwill impairment testing, purchase price allocation adjustments and changes that may be required to present such statements in accordance with GAAP applicable to public companies, and such differences may be material.

The information in this Item 7.01 and the exhibit attached to this Current Report as Exhibits 99.1 and 99.2 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall they be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Limited Consent and Waiver to Credit Agreement, dated January 24, 2019, by and among Greif, Inc., JPMorgan Chase Bank, National Association, as Administrative Agent, and JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, Bank of America, N.A., Citizen Bank, N.A., Coöperative Rabobank U.A., New York Branch, ING Bank N.V., Dublin Branch, MUFG Bank, Ltd. (f/k/a The Bank of Toyko-Mitsubishi UFJ, Ltd., TD Bank, N.A., U.S. Bank National Association, Branch Banking and Trust Company, Citibank, N.A., HSBC Bank USA, National Association, KeyBank National Association, PNC Bank, National Association, The Huntington National Bank, and AgFirst Farm Credit Bank and Compeer Financial, PCA. as Lenders.

99.1	Press Release issued by Greif, Inc. on January 28, 2019

99.2	Information Distributed to certain investors

Cautions Concerning Forward-Looking Statements

This Current Report on Form 8-K and the information furnished herewith may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Greif’s financing plans and the Caraustar Acquisition and other statements about future expectations, prospects, estimates and other matters that are dependent upon future events or developments. These forward-looking statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results, trends or guidance, and statements of outlook. All forward-looking statements are based on assumptions, expectations and other information currently available to management. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those forecasted, projected or anticipated, whether expressed or implied. These risks and uncertainties include: the ability to successfully complete the Caraustar Acquisition on a timely basis, including receipt of required regulatory approvals; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Caraustar Acquisition; the satisfaction of certain conditions to the completion of the Caraustar Acquisition; the conditions of the credit markets and Greif’s ability to issue debt to fund the acquisition on acceptable terms; the impact of indebtedness incurred by Greif in connection with the transaction and the potential impact on the rating of indebtedness of Greif; if the Caraustar Acquisition is completed, the ability to retain the acquired businesses’ customers and employees, the ability to successfully integrate the acquired businesses into Greif’s operations, and the ability to achieve the expected synergies as well as accretion in margins, earnings or cash flow; competitive pressures in Greif’s various lines of business; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties with respect to U.S. tax or trade laws; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities. Greif is subject to additional risks and uncertainties described in its Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This Form 8-K reflects management’s views as of January 28, 2019. Except to the extent required by applicable law, Greif undertakes no obligation to update or revise any forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREIF, INC.

By:	/s/ Gary R. Martz
Gary R. Martz
Executive Vice President, General Counsel and Secretary

Dated: January 28, 2019